CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form F–1 of Sphere 3D Corp. of our report dated March 30, 2017, appearing in its Annual Report on Form 20–F (No. 001–36532) for the year ended December 31, 2016 (and expresses an unqualified opinion and includes an explanatory paragraph regarding Sphere 3D Corp.’s going concern uncertainty), filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Diego, California
April 28, 2017